Exhibit 99.1

StoneCastle Financial Corp. Reports Third Quarter 2016 Results

NEW YORK, November 10, 2016 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the third fiscal quarter ended September 30, 2016.

Third Quarter 2016 Investment Highlights:

•	Invested $9.0 million in 1 investment

•	Received call proceeds of $25.4 million from 4 investments

•	Received sales proceeds of $511,695 from 1 investment

•	Received pay downs of $39,693 from 6 investments

Investment Activity in the Third Quarter 2016 Included:

•	$9.0 million in Reliance Bancshares Inc., Fixed Rate Cumulative Perpetual Preferred Stock, 9.00%

A complete listing of investments as of the end of the quarter can be found in the Schedule of Investments on the Company’s website at www.StoneCastle-Financial.com.

The estimated annualized yield generated by the invested portfolio as of September 30, 2016 (excluding cash and cash equivalents) was approximately 8.96% based on market value.

Third Quarter 2016 Financial Results

Total earnings for the third quarter were $2,690,428 or $0.42 per share. Net investment income was $2,514,029 or $0.39 per share, comprised of $4,245,474 in gross income and $1,731,445 of expenses. Realized capital gains were $176,399 or $0.03 per share.

Net Assets at quarter end were $138,870,865 and the Company’s Net Asset Value was $21.29 per share, up $0.08 from the previous quarter.

In the third quarter, the Company paid a cash distribution of $0.37 per share. The distribution was paid on September 30, 2016 to shareholders of record at the close of business on September 27, 2016.

The Company had drawn $35.25 million on its $70 million credit facility at quarter end, which represents 19.1% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets. The Company seeks a target leverage rate of 30%.

Portfolio and Investment Summary

As of the close of business on September 30, 2016, the Company had total assets of $184,335,749 consisting of total investments of $176,695,072, cash of $3,517,844 and other assets of $4,122,833.  Other assets include interest and dividends receivable of $3,460,123 and prepaid assets of $662,710.

During the quarter, the Company deployed $9.0 million in 1 investment. The Company received calls of $25.4 million from 4 investments and pay downs of $39,693 from 6 investments. The Company sold 1 investment for proceeds of $511,695.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on November 10, 2016 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on November 24, 2016. The replay can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13645622. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	September 30, 2016	June 30, 2016
Assets
Investments in securities, at fair value (cost: $179,935,988 and $195,854,563 respectively)	$176,695,072	$192,399,854
Cash (1)	3,517,844	4,023,433
Interest and dividends receivable	3,460,123	4,141,279
Prepaid assets	662,710	739,977
Total assets	184,335,749	201,304,543

Liabilities
Loan payable	35,250,000	60,750,000
Payable for securities purchased	9,054,000	968,200
Dividends payable	73,927	—
Investment advisory fee payable	810,876	875,895
Loan interest payable	3,810	36,705
Directors fee payable	14,789	15,576
Accrued expenses payable	257,482	277,638
Total liabilities	45,464,884	62,924,014
Net Assets	$138,870,865	$138,380,529

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,524	$6,524
Paid-in-capital	144,514,314	144,514,314
Accumulated net investment loss	(1,728,983)	(1,829,127)
Accumulated net realized loss on investments	(680,074)	(856,473)
Net unrealized depreciation on investments	(3,240,916)	(3,454,709)
Net Assets	$138,870,865	$138,380,529

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,524,012	6,524,012
Net asset value per common share	$21.29	$21.21
Market price per share	$18.67	$18.34
Market price discount to net asset value per share	-12.31%	-13.53%

(1) Includes $3,500,000 of restricted cash held in a segregated account at Texas Capital Bank to cover collateral requirements.

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Nine Months Ended September 30, 2016	For the Three Months Ended September 30, 2016
Investment Income
Interest	$7,992,265	$2,826,950
Dividends	4,539,507	1,343,784
Origination fee income	77,217	12,227
Other Income	212,513	62,513
Total Investment Income	12,821,502	4,245,474

Expenses
Investment advisory fees	2,510,346	810,876
Interest expense	1,293,988	462,944
Professional fees	234,589	89,234
Transfer agent, custodian fees and administrator fees	209,454	71,727
ABA marketing and licensing fees	188,432	61,567
Bank fees	159,751	55,083
Directors’ fees	126,038	40,962
Investor relations fees	93,089	31,790
Insurance expense	67,359	22,641
Valuation fees	42,158	10,825
Miscellaneous fees (proxy, printing, rating agency, etc.)	239,939	73,796
Total expenses	5,165,143	1,731,445
Net Investment Income	$7,656,359	$2,514,029

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain on investments	$327,807	$176,399
Net change in unrealized appreciation / (depreciation) on investments	(2,995,940)	213,794
Net realized and unrealized gain / (loss) on investments	(2,668,133)	390,193
Net Increase in Net Assets Resulting From Operations	$4,988,226	$2,904,222

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended September 30, 2016
Per Share Operating Performance
Net Asset Value, beginning of period	$21.21
Net investment income(1)	0.39
Net realized and unrealized gain on investments (1)	0.06
Total from investment operations	0.45

Less distributions to shareholders
From net investment income	(0.37)
Total distributions	(0.37)

Net asset value, end of period	$21.29
Per share market value, end of period	$18.67
Total investment return based on market value (2)	3.88%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$138.9
Ratios (as a percentage to average net assets):
Expenses (3)(4)*	4.97%
Net investment income(5)*	7.21%
Portfolio turnover rate **	5%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$35,250
Asset coverage per $1,000 for revolving credit agreement(6)	4,940

(1)	Based on the average shares outstanding during quarter.
(2)	Based on share market price and reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses.
(3)	Excluding interest expense, the ratio would have been 3.64%.
(4)	Ratio of expenses to average managed assets equals 3.57%.
(5)	Ratio of net investment income to average managed assets equals 5.19%.
(6)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized